EXHIBIT 32.1


                     COMPUTER ACCESS TECHNOLOGY CORPORATION

                                  CERTIFICATION

     In connection with the periodic report of Computer Access Technology Corporation (the "Company") on Form 10-Q for the period ended March 31, 2004, as filed with the Securities and Exchange Commission (the "Report"), I, Dan Wilnai, Chief Executive Officer and Chairman of the Board of Directors of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

     This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


Date: May 13, 2004                           By: /s/ DAN WILNAI
                                                 ---------------------------
                                                 Dan Wilnai
                                                 Chief Executive Officer and
                                                 Chairman of the Board